UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2020

TARONIS FUELS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56101	32-0547454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

24980 N. 83rd Avenue, Suite 100

Peoria, AZ 85383

(Address of principal executive offices) (Zip Code)

(866) 370-3835

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On October 21, 2020, Taronis Fuels, Inc. (the “Company”) and certain of its subsidiaries (together with the Company, the “Borrowers”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Tech Capital, LLC (the “Lender”). The Loan Agreement provides for a senior secured asset-based revolving credit facility of up to $10 million (the “Facility Commitment”), which the Borrowers may draw upon from time to time during the term of the Loan Agreement (the “Credit Facility”). The Borrowers intend to use the proceeds from loans under the Credit Facility for working capital and general business purposes.

The Loan Agreement has a basic term of 12 months, which will automatically renew for successive 12-month periods. However, the Borrowers may terminate the Loan Agreement at any time upon 30 days’ prior written notice to Lender. The Lender may terminate the Loan Agreement at any time upon 30 days’ prior written notice to the Borrowers or immediately without prior written notice following an event of default that is not cured prior to the expiration of any cure period applicable to the same, if any.

Availability under the Credit Facility will be based upon periodic borrowing base calculations valuing certain of the Borrowers’ accounts receivable and inventory. Outstanding borrowings under the Credit Facility accrue interest, which shall be payable monthly based on the average daily outstanding balance, at a rate equal 2.75% plus the prime rate (as published in the Western Edition of the Wall Street Journal in effect from time to time) per annum, provided that such prime rate shall at all times be deemed to be not be less than 3.25% per annum. However, regardless of the rate and prime rate in effect and amount of outstanding borrowings, the minimum monthly interest payments required under the Loan Agreement shall be at least $10,000 (the “Minimum Monthly Interest”).

The Borrowers are required to pay to the Lender on the date of the Loan Agreement and each anniversary thereof while there remain outstanding amounts under the Credit Facility a loan fee in the amount of 1.0% of the maximum amount of credit available under the Credit Facility. The Borrowers may prepay all obligations under the Credit Facility at any time prior to the end of the basic term or any renewal term, provided that the Company would be required to pay an additional fee equal to the Minimum Monthly Interest multiplied by the number of months remaining in such initial or renewal term (the “Prepayment Fee”). In the event of Lender’s termination prior to the end of the basic term or any renewal term in the absence of an event of default, the Borrowers will not be required to pay the Prepayment Fee. The Borrowers are required to pay the Lender other fees, including a good faith deposit on the effective date of the Loan Agreement in the amount of $10,000 to be applied to various fees incurred by Lender in connection with the Loan Agreement and related documentation. The Company also agreed to issue the Lender post-closing a common stock warrant to purchase shares of its common stock, par value $0.000001, in an amount representing 10% of the Facility Commitment.

To secure all of Borrowers’ obligations under the Credit Facility, the Borrowers entered into a Security Agreement (All Assets) with Lender (the “Security Agreement”) pursuant to which the Borrowers granted to the Lender a first priority security interest in all of their assets, including its accounts receivable and inventory, and the Company’s wholly owned subsidiary MagneGas IP, LLC (“MagneGas IP”), which holds all of the Company’s intellectual property assets, entered into an Intellectual Property Security Agreement with Lender (the “IP Security Agreement”) pursuant to which MagneGas IP granted to Lender a first priority security interest in all of its intellectual property assets. In addition, the Borrowers entered into a General Continuing Guaranty with Lender (the “Guaranty”) pursuant to which the Borrowers unconditionally jointly and severally guaranteed the obligations under the Credit Facility.

The Loan Agreement contains customary affirmative covenants, such as financial statement reporting requirements, bi-weekly reports regarding accounts receivable and inventory and such other financial information reasonably requested by Lender. The Loan Agreement also contains customary negative covenants that limit the ability of the Borrowers and their subsidiaries to, among other things, merge into or consolidate with another entity, sell their assets other than in the ordinary course of their business, change their state of incorporation, guarantee or otherwise become liable for obligations of any third party, or grant or permit to exist any other security interest or lien in any of the Borrowers’ assets.

The Loan Agreement contains customary events of default, such as the failure to pay obligations when due, the Borrowers’ failure to perform its obligations under the Loan Agreement, initiation of bankruptcy or insolvency proceedings, making prohibited payments on subordinated indebtedness, and defaulting on material third party agreements. Upon an event of default, the Lender may, subject to certain rights of the Borrowers to cure, require the immediate payment of all amounts outstanding under the Credit Facility. In addition, during the occurrence of an event of default, outstanding amounts shall bear interest at an additional 5.0% per annum in excess of the interest rate otherwise applicable.

The foregoing description of the terms of the Loan Agreement and Credit Facility, Security Agreement, IP Security Agreement, and Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, Security Agreement, IP Security Agreement, and Guaranty, copies of which is filed hereto as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, and are incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Loan and Security Agreement, dated October 21, 2020, by and between Lender and the Borrowers
10.2	Security Agreement (All Assets), dated October 21, 2020, by and between the Borrowers and Lender
10.3	Intellectual Property Security Agreement, dated October 21, 2020, by and between MagneGas IP and Lender
10.4	General Continuing Guaranty, dated October 21, 2020, by and between the Borrowers and Lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2020	TARONIS FUELS, INC.

	By:	/s/ Scott Mahoney
	Name:	Scott Mahoney
	Title:	Chief Executive Officer